UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on February 20, 2020, T-Mobile US, Inc. (the “Company”), SoftBank Group Corp. (“SoftBank”) and Deutsche Telekom AG entered into a letter agreement (the “Letter Agreement”) concurrently with an amendment to the business combination agreement relating to the merger of the Company and Sprint Corporation. The Letter Agreement required SoftBank to cause its applicable affiliates to surrender to the Company, for no additional consideration, 48,751,557 shares of the Company’s common stock immediately following the effective time of such merger. The Letter Agreement also requires the Company to issue to SoftBank an equivalent number of shares (the “SoftBank Specified Shares”), for no additional consideration, if the trailing 45-trading-day volume-weighted average price per share (“VWAP”) of the Company’s common stock on NASDAQ is equal to or greater than a certain threshold price, as adjusted in accordance with the Letter Agreement (the “Threshold Price”), at any time during the period from April 1, 2022 through December 31, 2025.

As of the close of trading on December 22, 2023, the 45-trading day VWAP exceeded $149.35, the current Threshold Price. The Company will promptly issue the SoftBank Specified Shares to SoftBank in accordance with the Letter Agreement and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

December 26, 2023
/s/ Peter Osvaldik
Peter Osvaldik
Executive Vice President and Chief Financial Officer